UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2025

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Wyman Street, 3rd Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 11, 2025 (the “Closing Date”), Cogent Biosciences, Inc. (the “Company”) entered into a loan and security agreement (the “Loan and Security Agreement”) as a borrower with its subsidiaries (each a “Guarantor,” collectively, the “Guarantors”), the lenders party thereto (the “Lenders”), and SLR Investment Corp., as the administrative agent and collateral agent for itself and the Lenders (“SLR”). The Loan and Security Agreement provides for a non-dilutive term loan facility (the “Credit Facility”) of up to an aggregate principal amount of $400.0 million, of which a first tranche of $50.0 million was fully funded on the Closing Date, with future tranches at the Company’s election subject to achievement of milestones consisting of (a) a second tranche of $25.0 million subject to the Company announcing positive data from its phase 2 SUMMIT clinical trial, (b) a third tranche of $75.0 million subject to the Company announcing positive data from its phase 3 PEAK clinical trial, (c) a fourth tranche of $50.0 million subject to the Company achieving at least $85.0 million in net product revenue on a trailing six month basis on or prior to June 30, 2027, and (d) a fifth tranche of $200.0 million subject to mutual agreement of the Company and SLR.

The Credit Facility matures on June 1, 2030 (the “Maturity Date”) and bears interest at an annual rate equal to 4.75% plus the greater of (i) one-month term Secured Overnight Financing Rate (“SOFR”), and (ii) 4.15% per annum. The Company is permitted to use the proceeds of the Credit Facility for working capital and general business purposes. The Company is obligated to make monthly interest-only payments with respect to the Credit Facility until June 1, 2028; however, if certain conditions are satisfied, then the Company may elect to defer principal payments until June 1, 2029. Thereafter, the Company shall make (i) monthly payments of interest plus (ii) consecutive equal monthly payments of principal through to the Maturity Date. All unpaid principal and accrued and unpaid interest with respect to the Credit Facility is due and payable in full on the Maturity Date. The Company may, at its option at any time, prepay all loans under the Credit Facility by paying the principal balance, plus accrued and unpaid interest, subject to a prepayment premium ranging from 3.0% to 1.0%.

All obligations under the Loan and Security Agreement will be secured on a first-priority basis, subject to certain exceptions, by security interests in substantially all of the assets of the Company and the Guarantors. The Loan and Security Agreement also contains customary covenants, as well as certain events of default after which loans under the Credit Facility may be due and payable immediately.

The above description of the Loan and Security Agreement and Credit Facility is a summary only and is qualified in its entirety by reference to the Loan and Security Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 11, 2025, the Company issued a press release announcing its entry into the Loan and Security Agreement.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit Number	Exhibit Title or Description

99.1	Press Release, dated June 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2025	COGENT BIOSCIENCES, INC.

	By:	/s/ Evan Kearns
Evan Kearns
Chief Legal Officer and Corporate Secretary